UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 23, 2024

LUDUSON ENTERTAINMENT

LUDUSON G INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55930	82-3184409
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35/F, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong

(Address of principal executive offices)

(Registrant’s Telephone Number)      +852 2824 8560

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common	LDSN	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 8.01 OTHER EVENTS.

FOR IMMEDIATE RELEASE: LUDUSON G INC. (OTC: LDSN) Announces Plans to Enhance Metaverse Experience in Latest Development Project

Hong Kong, 23 January, 2024 – Following the successful completion of the recent Reverse Takeover in Q3 2023, the Company is poised to commence the new year with a bold initiative: the official introduction of Glamorous Planet to the public.

Under the guidance of the newly appointed management team, comprised of industry experts, significant enhancements are set to unfold across key components such as Metaverse Development, Game Development, Commercial Movie Production, KOL Management, and Event Organization. This strategic evolution is designed to bring a heightened level of professionalism and expertise to a groundbreaking global entertainment metaverse —known as an advanced iteration of Metasense. Glamorous Planet seamlessly amalgamates movies, games, music, online shows, and KOL interaction, forming the core of the Company's business plan.

Adding to the Company's metaverse prowess, Dr. Kin-fat Chan joined LDSN's Metaverse Development Team in December 2023. Dr. Chan, the shareholder of Metaverse Innovation Laboratory ("Project"), has successfully developed a metaverse dedicated to Dunhuang Culture.

Dr. Chan's professional background includes serving as the assistant to the renowned Hong Kong entrepreneur, Sir Ka-shing Lee. With Dr. Chan's expertise and experience, LDSN is poised to develop a highly competitive metaverse, establishing itself as a pioneer in the global market. The Company looks forward to achieving new heights in the realm of entertainment and metaverse innovation.

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as "anticipate," "believe," "could," "estimate," "expect," "goal," "intend," "look forward to," "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions. These forward-looking statements may include, but are not limited to, statements regarding future business activities including the expansion into the decentralized financing space. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual results to differ materially from those described or projected herein include uncertainties associated with operating a business in Hong Kong, risk of interference by the PRC government, ability to compete, that financial resources do not last for as long as anticipated. A further list and description of these risks, uncertainties and other risks can be found in LDSN's regulatory filings with the U.S. Securities and Exchange Commission, including in its current report on Form 10-K filed on April 15, 2022. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. LDSN undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

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About Luduson G Inc.

Luduson G Inc. (“LDSN”), a company founded in 2013 by a dynamic consortium of passionate game developers, interactive designers, and digital solution innovators within the IT industry, is proud to unveil its strategic evolution and management overhaul subsequent to a successful Reverse Takeover with Glamourous Group.

The restructured management team now comprises seasoned experts in Metaverse Development, Game Development, Commercial Movie Production, Key Opinion Leader (KOL) Management, and Event Organization. Leveraging this diversified skill set, L is poised to capitalize on emerging opportunities in the entertainment industry.

LDSN's expanded business scope encompasses the development of a metaverse for Global Entertainment, the production of Hong Kong-style Commercial Movies, the orchestration of large-scale events in the Asian market, and the establishment of a Movie Studio and Japan Animation Theme Park in Southeast Asia. The primary objective of LDSN is to forge a global entertainment universe, offering unparalleled experiences to audiences worldwide.

Media contact

Contact: Man-Fai Cheng

Company Name: Luduson G Inc.

Phone: +852 2824 8560

Website: https://www.glamourousplanet.com/

Email: ceo.ldsn@gmail.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luduson G Inc.
Dated: January 23, 2024

	By:	/s/ Man Fai Cheng
Man Fai Cheng, CEO

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